UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2013 (January 25, 2013)
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SIONIX CORPORATION
(Exact name of Company as specified in Charter)
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Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

914 Westwood Blvd., Box 801
Los Angeles, CA 90024
 (Address of Principal Executive Offices)

(704) 971-8400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

January Convertible Notes

On January 25, 2013 Sionix Corporation (the “Company”) entered into securities purchase agreements (the “January SPAs”) with two (2) accredited investors (the “January Holders”) for the purchase and sale of $140,000 of convertible notes (the “January 2013 Notes”) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price equal to 80% of the average of the three (3) lowest closing prices for the Common Stock during the ten (10) consecutive trading days immediately preceding the conversion request, however the conversion price may not exceed $0.04 and may not be lower than $0.02 per share.   The January 2013 Notes bear interest at the rate of 10% per annum and mature on September 30, 3014.  The January 2013 Notes are convertible at any time at the option of the January Holders (subject to an increase in the Company’s authorized Common Stock, or a reverse split of its existing outstanding Common Stock with no change to its authorized Common Stock).  The Company may redeem the January 2013 Notes at any time prior to maturity with twenty (20) days’ prior notice to the January Holders and payment of a premium of 20% on the unpaid principal amount.

In addition, the January 2013 Notes and January SPAs provide the January Holders with registration rights for the shares of Common Stock underlying the January 2013 Notes. If the Company fails to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering such shares within thirty (30) days from the date of the January Notes, the Company shall pay to the January Holders an amount in cash, as partial liquidated damages, equal to 2% of the aggregate purchase price paid by the January Holders pursuant to the January SPAs until the first anniversary of the issue date and 1% of the same per month thereafter, not to exceed 10% of the principal amount in the aggregate.

March Convertible Notes

On March 13, 2013 the Company entered into securities purchase agreements  (the “March SPAs”) with five (5) accredited investors (the “March Holders”) for the purchase and sale of $60,000 of convertible notes (the “March 2013 Notes”) convertible into shares of the Company’s Common Stock at a fixed conversion price of $0.02 per share.   The March 2013 Notes bear interest at the rate of 10% per annum and mature on September 30, 3014.  The March 2013 Notes are convertible at any time at the option of the March Holders (subject to an increase in the Company’s authorized Common Stock, or a reverse split of its existing outstanding Common Stock with no change to its authorized Common Stock).  The Company may redeem the March 2013 Notes at any time prior to maturity with twenty (20) days’ prior notice to the March Holders and payment of a premium of 20% on the unpaid principal amount.

JMJ Financial Convertible Promissory Note

On April 11, 2013 (the “JMJ Effective Date”), the Company issued a Convertible Promissory Note to JMJ Financial (the “JMJ Note”) in the principal amount of $75,000 (the “JMJ Principal Amount”), including a 10% original issue discount, at a conversion price equal to 60% of the three (3) lowest closing price of the Company’s common stock for a period of twenty (20) trading days, but no lower than $0.03 per share.  The JMJ Note matures on April 11, 2014. The Company has an optional right of redemption at any time before ninety (90) days from the JMJ Effective Date, after which prepayment may not be made without prior approval from the lender and a one-time interest charge of 12% will be applied to the JMJ Principal Amount. The JMJ Note also provides for up to an additional $175,000 to be provided to the Company at the lender’s sole discretion.

The shares underlying conversion of the JMJ Note have piggyback registration rights and if the Company fails to register such shares in its next registration statement filed with the SEC a liquidated damage charge of 25% of the outstanding principal balance, but not less than $25,000, shall be added to such outstanding balance.

Tonaquint Convertible Promissory Note

On April 19, 2013, pursuant to the terms and conditions of that certain securities purchase agreement, by and between the Company and Tonaquint, Inc. (“Tonaquint), the Company issued to Tonaquint i) a convertible promissory note (the “Tonaquint Note”) in the principal amount of $155,000 (the “Tonaquint Principal Amount”), including a 10% original issue discount, maturing on August 19, 2014 (the “Maturity Date”) and ii) a five (5) year warrant (the “Tonaquint Warrant”) to purchase that number of shares of the Company’s Common Stock equal to $62,000, convertible at a conversion price as set forth in the Tonaquint Note and exerciseable at $0.06 per share, as adjusted pursuant to the terms and conditions of the Tonaquint Warrant. The Company paid fees of $5,000 incurred by Tonaquint in connection with the funding of this loan. The Company has the optional right to prepay any portion of the Tonaquint Principal Amount upon providing Tonaquint with five (5) days’ notice of such prepayment, provided that the Company must pay Tonaquint 135% of the amount of the Tonaquint Principal Amount it elects to prepay. Interest on the Tonaquint Note shall accrue at 8% per annum, provided that upon an Event of Default (as defined in the Tonaquint Note) the interest rate shall increase to 18%.

The conversion price for each share of Common Stock issuable pursuant to the Tonaquint Note and the Tonaquint Warrant will be $0.03 (the “Conversion Price”), subject to adjustments as set forth in the Tonaquint Note and the Tonaquint Warrant; provided, however, that, beginning on a date that is 180 days after the date of issuance of the Tonaquint Note, the Company shall pay, on a monthly basis, the greater of (i) $15,500, plus the sum of any accrued and unpaid interest as of the applicable installment date and accrued, and unpaid late charges, if any, under the Tonaquint Note as of the applicable installment date, and any other amounts accruing or owing to Tonaquint and (ii) the then outstanding balance of the Tonaquint Note divided by the number of installment dates remaining prior to the Maturity Date (each, an “Installment Amount’). Notwithstanding any other provision of the Tonaquint Note, if any Installment Amount is greater than the then outstanding balance of the Tonaquint Note, such Installment Amount shall be reduced to equal such then outstanding balance. The applicable Installment Amount may be paid in cash or in shares of the Company’s Common Stock (a “Company Conversion”). In the event of a Company Conversion the number of shares of Common Stock due to Tonaquint will be based on a conversion price that is equal to the lower of i) the Conversion Price and ii) 70% of the three (3) lowest closing volume-weighted average prices (“VWAPs”) of the Company’s Common Stock for a period of twenty (20) trading days, provided, however, that if the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during any twenty (20) consecutive trading day period is less than $0.01, then the conversion described above will be based on 65% of the VWAPs.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated herein by reference in its entirety.

Item 3.02 Recent Sales of Unregistered Securities.

The information described in Item 1.01 above is incorporated herein by reference in its entirety. The Company paid a cash placement fee to Convertible Capital amounting to 5% of the gross proceeds of the sales of the January 2013 Notes, the March 2013 Notes, the JMJ Note, the Tonaquint Note or the Warrant (collectively, the “Securities”). The Securities were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering, in which the investor is accredited and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sionix Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2013

SIONIX CORPORATION

By:	/s/ Henry Sullivan
Henry Sullivan Chief Executive Officer